Exhibit 99.1

PERFORMANCE SPORTS GROUP LTD.
CHARTER OF THE AUDIT COMMITTEE
This charter (this “Charter”) sets forth the purpose, composition, responsibilities and authority of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Performance Sports Group Ltd. (the “Corporation”).

1.0	Purpose
The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

•	the Corporation’s financial statements;

•	the integrity of the Corporation’s internal control over financial reporting and management information systems;

•	the qualifications and independence of the Corporation’s external auditor;

•	the performance of the Corporation’s internal audit function and external auditor; and

•
any other matters assigned to the Committee by the Board pursuant to this Charter or as mandated by applicable laws, rules and regulations, as well as the Toronto Stock Exchange and New York Stock Exchange listing standards.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee (the “Members”) are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with applicable financial reporting standards and other Applicable Regulatory Requirements. These are the responsibilities of management and the Corporation’s external auditor.

2.0	Composition and Membership

(a)
The Board will appoint the Members of the Committee. The Members will be appointed to hold office until the next annual general meeting of shareholders of the Corporation or until their successors are appointed. The Board may add or remove a Member at any time and may fill any vacancy occurring on the Committee. A Member may resign at any time and a Member will automatically cease to be a Member upon ceasing to be a director.

(b)
The Committee will consist of at least three directors, each of whom shall satisfy the applicable independence, financial literacy and experience requirements of the Corporation’s Corporate Governance Guidelines, the Toronto Stock Exchange, the New York Stock Exchange, Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), National Instrument 52-110 — Audit Committees (“NI 52-110”) and any other applicable regulatory authority (collectively, the “Applicable Regulatory Requirements”). At least one Member shall qualify as an audit committee financial expert as defined under Item 407 of Regulation S-K of the Exchange Act.

(c)
No Member shall simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service does not impair the ability of such Member to effectively serve on the Committee and such determination is disclosed in accordance with the Applicable Regulatory Requirements.

(d)
The Board will appoint one of the Members to act as the chair of the Committee (the “Chair”) (or if it fails to do so, the Members of the Committee shall appoint the Chair of the Committee from among its Members).

(e)
The Committee may delegate any or all of its functions to any of its Members or any sub-set thereof, from time to time as it sees fit, provided that such subcommittees are composed entirely of directors who satisfy the applicable independence standards of the Applicable Regulatory Requirements.

3.0	Meetings

(a)
Meetings of the Committee will be held at such times and places as the Chair may determine, but in any event not less than four times per year. Twenty-four hours advance notice of each meeting will be given to each Member orally, by telephone, by facsimile or email, unless all Members are present and waive notice, or if those absent waive notice before or after a meeting. Members may attend all meetings either in person or by telephone.

(b)
The Chair, if present, will act as the chair of meetings of the Committee. If the Chair is not present at a meeting of the Committee, the Members in attendance may select one of their Members to act as chair of the meeting.

(c)
The Committee will appoint any person in attendance at the meeting, who may, but need not, be a Member to act as the secretary of that meeting, and such person will maintain minutes of the meeting and deliberations of the Committee. The secretary of the meeting will circulate the minutes of each meeting of the Committee to the members of the Board.

(d)
A majority of Members will constitute a quorum for a meeting of the Committee. Each Member will have one vote and decisions of the Committee will be made by an affirmative vote of the majority. The Chair will not have a deciding or casting vote in the case of an equality of votes. Powers of the Committee may also be exercised by written resolutions signed by all Members.

(e)	The Committee may invite from time to time such persons as it sees fit to attend its meetings and to take part in the discussion and consideration of the affairs of the Committee.

(f)
In advance of every regular meeting of the Committee, the Chair will prepare and distribute to the Members and others as deemed appropriate by the Chair, an agenda of matters to be addressed at the meeting together with appropriate briefing materials. The Committee may require officers and employees of the Corporation to produce such information and reports as the Committee may deem appropriate in order for it to fulfill its duties.

4.0	Responsibilities
In fulfilling its duties and responsibilities hereunder, the Committee will be entitled to rely reasonably on the integrity of those persons within the Corporation and the professionals and experts (such as the

Corporation’s external auditor) from whom it receives information, the accuracy of the financial and other information provided to the Committee by such persons and representations made by the Corporation’s external auditor as to any services provided by such firm to the Corporation.

(a)	External Auditor

(i)	The Corporation’s external auditor is required to report directly to the Committee;

(ii)
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation;

(iii)
The Committee is directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting;

(iv)	The Committee is responsible for reviewing and approving the proposed audit scope, focus areas, timing and key decisions underlying the audit plan by the Corporation’s external auditor;

(v)	The Committee is also responsible for:

•
monitoring and reporting to the Board with regards to the qualifications, independence and performance of the external auditor, including the lead audit partner, on an annual basis or more frequently as determined by the Committee;

•	receiving and reviewing reports from the external auditor on the progress against the approved audit plan, important findings, recommendations for improvements and the auditors’ final report;

•
reviewing, at least annually, (i) a report from the external auditor on all relationships and engagements that may reasonably be thought to bear on the independence of the auditor, and (ii) a report by the external auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues and such other matters as required by the Public Company Accounting Oversight Board. The Committee shall discuss these reports with the Corporation’s external auditor and shall take appropriate action to ensure the independence of the external auditor and to address any other matters based on such reports; and

•
confirming that the “lead partner,” the “concurring partner” and the other “audit partner” rotation requirements under the Applicable Regulatory Requirements, including Regulation S-X, have been complied with, and whether any rotation of the external auditor is appropriate to ensure independence; and

(vi)
The Committee should meet separately at least annually with management, the person responsible for the Corporation’s internal audit group and the external auditors to discuss issues and concerns warranting committee attention, including (i) any significant disagreement between management and the Corporation’s external auditor or the internal audit group in connection with the preparation of the financial statements, and (ii) any audit problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information. The Committee should provide sufficient opportunity for the external auditors to meet privately with its Members. The Committee should review with the external auditor any audit problems or difficulties and management’s response.

(b)	Pre-Approval of Audit and Non-Audit Services
The Committee is responsible for pre-approving (which may be pursuant to pre-approval policies and procedures) all audit and non-audit services to be provided to the Corporation or its subsidiary entities by the Corporation’s external auditor as permitted under Applicable Regulatory Requirements and to approve all related fees and other terms of engagement.

(c)	Review of Financial Statements and MD&A
The Committee is responsible for reviewing and discussing with management and the external auditor the Corporation’s annual audited financial statements, management’s discussion and analysis (the “MD&A”) and annual and interim earnings press releases, as well as financial information and earnings guidance, if applicable, provided to analysts and rating agencies, before the Corporation publicly discloses this information. The Committee, if authority is so granted to it by the Board from time to time, will be responsible for reviewing and approving the Corporation’s quarterly interim financial statements and related MD&A. The Committee shall also review and approve disclosures required to be included by the Corporation in periodic reports with respect to audit and non-audit services.

(d)	Review of Public Disclosure of Financial Information
The Committee is responsible for:

(i)
being satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements and periodically assessing the adequacy of those procedures;

(ii)
recommending to the Board whether the Corporation’s annual audited financial statements should be included in the Corporation’s annual report for filing with the SEC and timely prepare the report required by the SEC to be included in the Corporation’s annual proxy statement, if applicable, and any other reports of the Committee required by any Applicable Regulatory Requirement;

(iii)
reviewing and discussing with management and the Corporation’s external auditor (i) major issues regarding, or significant changes in, the Corporation’s accounting principles and financial statement presentations, (ii) analyses prepared by management or the Corporation’s external auditor concerning significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation, and (iv) the type and presentation of information to be included in earnings press releases and any financial information and earnings guidance, if applicable, provided to analysts and rating agencies; and

(iv)
reviewing and discussing with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons.

(e)	Submission Systems and Treatment of Complaints
The Committee is responsible for establishing procedures for:

(i)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(f)	Hiring Policies
The Committee is responsible for reviewing and approving the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

(g)	Internal Audit Function and Internal Controls and Management Information Systems
The Committee is responsible for:

(i)
reviewing, based on the recommendation of the Corporation’s external auditor and the person responsible for the Corporation’s internal audit group, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget, audit plan, activities, organizational structure and staffing of the internal audit group as needed; and

(ii)
reviewing and monitoring, in consultation with management and the Corporation’s external auditor, the integrity and adequacy of the Corporation’s internal controls over financial reporting, disclosure processes and management information systems and overseeing the implementation by management of such systems to ensure the performance and integrity of such systems as required by the Board.

Management, under the leadership of the Corporation’s Chief Executive Officer and Chief Financial Officer, is responsible for designing, establishing and maintaining the Corporation’s internal controls, disclosure processes and procedures. The Board provides oversight and is ultimately accountable and responsible for supervising the business and affairs of the Corporation, including management’s responsibility for internal controls and disclosure controls and procedures. Management is also responsible for reporting any significant deficiencies in the design or operation of the Corporation’s internal controls that could adversely affect the Corporation’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls to the Audit Committee, as well as any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

(h)	Other Responsibilities
The Committee is also responsible for:

(i)	reviewing and making recommendations to the Board on the Corporation’s Corporate Disclosure Policy; and

(ii)
monitoring compliance with the Code of Business Conduct and Ethics, and reviewing the reports of management concerning compliance with the Code of Business Conduct and Ethics with respect to financial, accounting and auditing matters and coordinating with the Corporation’s Corporate Governance and Nominating Committee on such matters. As appropriate, the Committee shall report and make recommendations to the Board with respect to these matters.

5.0	Reporting
At the request of the chair of the Board, the Chair will report to the Board at Board meetings on the Committee’s activities since the last Committee report to the Board.

6.0	Access to Information and Authority
The Committee will be granted unrestricted access to all information regarding the Corporation that is necessary or desirable to fulfill its duties and all directors, officers and employees will be directed to cooperate as requested by Members.
The Committee has the sole authority:

•
to engage or terminate independent counsel and other advisors as it determines necessary or advisable to carry out its duties and shall be directly responsible for overseeing the work of such advisors;

•	to set and pay the compensation for any advisors employed by the Committee; and

•	to communicate directly with the internal and external auditors.
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation.

7.0	Review of Charter and the Committee
The Committee will review and assess annually the adequacy of this Charter and the Committee’s performance and recommend any proposed changes to the Board for consideration.
Approved by the Board of Directors and the Audit Committee
Performance Sports Group Ltd.
June 1, 2015